                                                                   EXHIBIT d(22)

                        INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT made this 11th day of December, 2000, by and between Commonfund Institutional Funds, a Delaware business trust (the "Company"), Commonfund Asset Management Company Inc., a Delaware Corporation (the "Investment Manager"), and Veredus Asset Management, LLC (the "Sub-adviser").

         WHEREAS, the Company is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which consists of several series, each having its own investment policies; and

         WHEREAS, the Company has entered into an investment advisory agreement with the Investment Manager pursuant to which the Investment Manager will act as investment manager to the Company; and

         WHEREAS, the Investment Manager, acting with the approval of the Company, wishes to retain the Sub-adviser to render discretionary investment advisory services with respect to that portion of each portfolio identified on the attached Schedule A to this Investment Sub-advisery Agreement, as it may be amended from time to time (each a "Fund") that may be allocated by the Investment Manager for management by the Sub-adviser from time to time (together with all income earned on those assets and all realized and unrealized capital appreciation related to those assets (with respect to a Fund, the "Managed Assets"), and the Sub-adviser is willing to render such services.

         NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

         1. DUTIES OF SUB-ADVISER. The Sub-adviser shall manage the investment and reinvestment of the Managed Assets and determine in its discretion, the securities and other property to be purchased or sold and the portion of the Managed Assets to retain in cash. The Sub-adviser shall review all proxy solicitation materials and shall exercise any voting rights associated with securities comprising the Managed Assets in the best interests of the Fund and its shareholders. The Sub-adviser shall provide the Investment Manager and the Company with records concerning the Sub-adviser's activities that the Company is required to maintain, and to render regular reports to the Investment Manager and to the Company concerning the Sub-adviser's discharge of the foregoing responsibilities.

                  The Sub-adviser shall discharge the foregoing responsibilities subject to the written instructions and directions of the Company and its Board of Directors and their agents, including the officers of the Company and the Investment Manager, and in compliance with (i) such policies as the Company may from time to time establish and communicate to the Sub-adviser, (ii) the objectives, policies, and limitations for each Fund set forth in the Prospectus and Statement of Additional Information as those documents may from time to time be amended or supplemented from and delivered to the Sub-Adviser (the "Prospectus and Statement of Additional Information"), (iii) the Declaration of Trust of the Company, and (iv) applicable laws and regulations including the 1940 Act, the Investment Advisers Act of 1940, and the Internal Revenue Code of 1986. If a conflict in policies or guidelines referenced herein occurs, the Prospectus and Statement of Additional Information shall control.

                  The Sub-adviser agrees to perform such duties at its own expense and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for a Fund, nor will the Sub-adviser bear any expenses that would result in the Company's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code.

         2. DUTIES OF INVESTMENT MANAGER The Investment Manager shall continue to have responsibility for all services to be provided to a Fund pursuant to the Advisory Agreement between it and the Company and shall oversee and review the Sub-adviser's performance under this Agreement.

                  The Investment Manager shall furnish to the Sub-Adviser current and complete copies of the Declaration of Trust and By-laws of the Company, and the current Prospectus and Statement of Additional Information as those documents may be amended from time to time.

         3. CUSTODY, DELIVERY AND RECEIPT OF SECURITIES. The Company shall designate one or more custodians to hold the Managed Assets. The custodians, as so designated, will be responsible for the custody, receipt and delivery of securities and other assets of a Fund including the Managed Assets, and the Sub-adviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of a Fund including the Managed Assets. In the event that any cash or securities of a Fund are delivered to the Sub-adviser, it will promptly deliver the same over to the custodian for the benefit of and in the name of the Fund.

                  Unless otherwise required by local custom, all securities transactions for the Managed Assets will be consummated by payment to or delivery by a Fund of cash or securities due to or from the Managed Assets.

                  Repurchase agreements including tri-party repurchase agreements and other trading agreements may be entered into by a Fund acting through designated officers or agents; custodians under tri-party repurchase agreements will act as sub-custodians of the Fund.

         4.       PORTFOLIO TRANSACTIONS.

                  (a) Selection of Brokers. The Sub-adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and other property for a Fund in a manner that implements the policy with respect to brokerage set forth in the Prospectus and Statement of Additional Information for the Fund or as the Board of Directors or the Investment Manager may direct from time to time and in conformity with federal securities laws.

                  In executing Fund transactions and selecting brokers or dealers, the Sub-adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Directors and communicated to the Sub-adviser, the Sub-adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-adviser to the Fund. In addition, the Sub-adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Manager, Sub-adviser or the Company's principal underwriter) to take into account the sale of shares of the Company if the Sub-adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will Fund assets be purchased from or sold to the Investment Manager, Sub-adviser, the Company's principal underwriter, or any affiliated person of either the Company, the Investment

                  Manager, Sub-adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

                  (b) Aggregating Orders. The Sub-adviser may aggregate orders for purchase or sale of Managed Assets with similar orders being made concurrently for other accounts managed by Sub-adviser, if, in Sub-adviser's reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the transaction price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to a Fund by Sub-adviser may represent Sub-adviser's evaluation that a Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. In any single transaction in which purchases and or sales of securities of any issuer for the account of a Fund are aggregated with other accounts managed by Sub-adviser, the actual prices applicable to the transaction will be averaged among the accounts for which the transaction is effected, including the account of a Fund.

         5. COMPENSATION OF THE SUB-ADVISER. For the services to be rendered by the Sub-adviser under this Agreement, the Investment Manager shall pay to the Sub-adviser compensation at the rate specified in Schedule B as it may be amended from time to time. Such compensation shall be paid at the times and on the terms set forth in Schedule B. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretations), the Sub-adviser may, in its discretion and from time to time, waive a portion of its fee.

         6. OTHER EXPENSES. The Company shall pay all expenses relating to mailing prospectuses, statements of additional information, proxy solicitation material and shareholder reports to shareholders.

         7.       REPORTS.

                  (a) The Company and the Sub-adviser agree to furnish to each other, current prospectuses, proxy statements, reports to shareholders, certified copies of financial statements, and such other information with regard to their affairs as each may reasonably request. The Investment Manager will furnish to the Sub-adviser advertising and sales literature or other material prepared for distribution to Fund shareholders or the public, which refer to the Sub-adviser or its clients in any way, prior to the use thereof, and the Investment Manager shall not use any such materials if the Sub-adviser reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof.

                  (b) The Sub-adviser shall provide to each Fund's custodian, on each business day, information relating to all transactions in the Managed Assets and shall provide such information to the Investment Manager upon request. The Sub-adviser will make all reasonable efforts to notify the Custodian of all orders to brokers for the Managed Assets by 9:00 am EST on the day following the trade date and will affirm the trade to the Custodian before the close of business one business day after the trade date.

                  (c) The Sub-adviser will promptly communicate to the Investment Manager and to the Company such information relating to portfolio transactions on behalf of a Fund as they may reasonably request.

                  (d) The Sub-adviser shall promptly notify the Company and the Investment Manager of any financial condition likely to impair the ability of the Sub-adviser to fulfill its commitments under this Agreement.

         8. STATUS OF SUB-ADVISER. The Sub-adviser is and will continue to be registered as such under the federal Investment Advisers Act of 1940. The services of the Sub-adviser to the Company for each Fund are not to be deemed exclusive, and the Sub-adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Sub-adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

         9. CERTAIN RECORDS. The Sub-adviser shall maintain all books and records with respect to transactions involving the Managed Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-adviser shall provide to the Investment Manager or the Board of Directors such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Investment Manager or the Board of Directors may reasonably request.

                  The Sub-adviser shall keep the books and records relating to the Managed Assets required to be maintained by the Sub-adviser under this Agreement and shall timely furnish to the Investment Manager all information relating to the Sub-adviser's services under this Agreement needed by the Investment Manager to keep the other books and records of the Company required by Rule 31a-1 under the 1940 Act. The
                  Sub-
                  adviser shall also furnish to the Investment Manager any other information relating to the Managed Assets that is required to be filed by the Investment Manager or the Company with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Investment Manager or the Company obtains from the SEC. The Sub-adviser agrees that all records that it maintains on behalf of the Company are property of the Company and the Sub-adviser will surrender promptly to the Company any of such records upon the Company's request; provided, however, that the Sub-adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Investment Manager).

         10. LIMITATION OF LIABILITY OF SUB-ADVISER. The duties of the Sub-adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-adviser hereunder, except as may be imposed by law. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 10, the term "Sub-adviser" shall include directors, officers, employees and other corporate agents of the Sub-adviser as well as that entity itself).

         11. PERMISSIBLE INTERESTS. Agents and shareholders of the Company may be interested in the Sub-adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-adviser are or may be interested in the Company as shareholders or otherwise; and the Sub-adviser (or any successor) is or may be interested in the Company as a shareholder or otherwise. In addition, brokerage transactions for the Company may be effected through affiliates of the Sub-adviser if approved by the Board of Directors of the Company subject to the rules and regulations of the Securities and Exchange Commission.

         12. DURATION AND TERMINATION. This Agreement shall become effective for each Fund set forth in Schedule A upon its approval by the Board of Directors of the Company and by a vote of the majority of the outstanding voting securities of each Fund; provided, however, that at any time the Adviser shall have obtained exemptive relief from the Securities and Exchange Commission permitting it to engage a Sub-Adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the Fund(s) involved, the Agreement shall become effective upon its approval by the Company's Board of Directors. This Agreement shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually by the vote of a (a) majority of those Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
                  (b) by the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of a Fund fail to approve the Agreement as provided herein, the Sub-adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

                  This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Directors of the Company or by vote of a majority of the outstanding voting securities of a Fund on not less than 30 days nor more than 60 days written notice to the Sub-adviser, by the Investment Manager at any time without the payment of a penalty upon 90 days written notice to the Sub-adviser, or by the Sub-Adviser at any time without the payment of any penalty on 90 days written notice to the Investment Manager. This Agreement will automatically and immediately terminate in the event of its assignment or in the event of the termination of the Investment Manager's advisory agreement with the Company. Any termination of this Agreement in accordance with the terms hereof will not affect the obligations or liabilities accrued prior to termination. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

                  As used in this Section 12, the terms "assignment", "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exceptions as may be granted by the SEC under said Act.

         13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, or by express courier, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice. At the outset, such notices shall be delivered to the following addresses:

                           (i)      if to the Company:
                                    c/o Commonfund Asset Management Company
                                    Attention: President
                                    15 Old Danbury Rd, P.O. Box 812, Wilton,
                                    CT 06897;
                                    Attn: Mr. Todd E. Petzel, President

                           (ii) if to the Investment Manager, at the foregoing address; and

                           (iii)    if to the Sub-adviser:
                                    Veredus Asset Management, LLC
                                    6060 Dutchmans Lane, Suite 320
                                    Louisville, KY 40205

         14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. With respect to any suit, action, or proceeding relating to this Agreement or transactions contemplated hereby, each party irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York.

         16. CONFIDENTIAL INFORMATION. Sub-adviser shall not identify the Company or the Fund as a client, or disclose any information about the Company or the Fund to any third party except as may be required by law or as may be expressly permitted by the Company.

         17. MISCELLANEOUS. This instrument constitutes the sole and only agreement of the parties to it relating to its object; any prior agreements, promises or representations not expressly set forth in this Agreement are of no force and effect. No waiver or modification of this Agreement shall be effective unless reduced to writing and signed by the party to be charged. No failure to exercise and no delay in exercising on the part of any party hereto of any right, remedy, power or privilege hereunder shall operate as a waiver thereof. Except as set forth in Section 12, this Agreement binds and inures to the benefit of parties, their successors and assigns. This Agreement may be executed in more than one counterpart each of which shall be deemed an original and both of which, taken together, shall be deemed to constitute one and the same instrument. A copy of the Certificate of Trust of the Company is on file with the Secretary of State of the State of Delaware and notice is hereby given that the obligations under this instrument are not binding on any of the Directors, officers or shareholders of the Company. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMMONFUND INSTITUTIONAL FUNDS

By: /s/ Robert L. Bovinette
   -----------------------------------------------------------

Attest:   /s/ Andrew Kandiew
         -----------------------------------------------------


COMMONFUND ASSET MANAGEMENT COMPANY

By: /s/ Todd E. Petzel
   -----------------------------------------------------------

Attest:   /s/ Andrew Kandiew
         -----------------------------------------------------


VEREDUS ASSET MANAGEMENT, LLC

By: /s/ B. Anthony Weber
   -----------------------------------------------------------

Attest:   /s/ James R. Jenkins
         -----------------------------------------------------

                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                      AMONG
                         COMMONFUND INSTITUTIONAL FUNDS
                       COMMONFUND ASSET MANAGEMENT COMPANY
                                       AND
                          VEREDUS ASSET MANAGEMENT, LLC


FUND

CIF Small Cap Growth Fund


Date of this Schedule: December 11, 2000

                                   SCHEDULE B
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                            DATED DECEMBER 11, 2000
                                      AMONG
                         COMMONFUND INSTITUTIONAL FUNDS
                       COMMONFUND ASSET MANAGEMENT COMPANY
                                       AND
                          VEREDUS ASSET MANAGEMENT, LLC


FEES

Daily Accrual

Fees shall be accrued each day by applying to the Net Asset Value of the Managed Assets at the end of that day, the daily rate, using a 365 day year, equivalent to the following:


Fund                                Managed Assets($)                           (% Per Annum)
---------                           -----------------                           --------------
CIF Small Cap                       First $ 100 million
  Growth Fund                       Next $ 100 million
                                    Over $ 200 million

Quarterly Payment

Fees shall be paid within 30 days following the end of each calendar quarter.


COMMONFUND ASSET MANAGEMENT COMPANY                             VEREDUS ASSET MANAGEMENT, LLC


By: /s/ Todd E. Petzel                                          By: /s/ B. Anthony Weber
   ___________________________                                     __________________________
     Name: Todd E. Petzel                                            Name: B. Anthony Weber
     Title: President                                                Title: President and CIO


Date of this Schedule B: December 11, 2000